Securities and Exchange Commission
Washington, D.C.

Form 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Madison ETFs Trust
(Exact name of registrant as specified in its charter)
Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
550 Science Drive Madison, Wisconsin 53711	60187
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $.01 par value per share, of Madison Covered Call ETF	NYSE Arca, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--

Securities Act registration statement file number to which this form relates: 333-271759

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement
Item 1.    Description of Registrant’s Securities to be Registered
The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the Madison Covered Call ETF (the “Fund”), a series of the Madison ETFs Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Fund’s prospectus, which is a part of the Trust’s Registration Statement on Form N-1A (Registration Nos. 333-271759 and 811-23875), filed with the Securities and Exchange Commission on August 8, 2023. Such description is incorporated by reference herein.
Item 2.    Exhibits

1.    Registrant’s Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-271759) filed on May 11, 2023.

2.    Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-271759) filed on July 27, 2023.

3.    By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-271759) filed on July 27, 2023.

Signature
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Madison ETFs Trust
By: /s/ Patrick F. Ryan
Patrick F. Ryan
President
August 9, 2023

Exhibit 1

Fund	I.R.S. Employer Identification No.
Madison Covered Call ETF	[__________]